EXHIBIT 10.3


                AMENDED AND RESTATED CORPORATE SERVICES AGREEMENT

     THIS AMENDED AND RESTATED CORPORATE SERVICES AGREEMENT (the "Agreement"), dated as of January 24, 1996, amends and restates the Corporate Services Agreement, dated as of November 22, 1994 (the "Original Agreement"), by and among HFS Incorporated, a Delaware corporation formerly known as Hospitality Franchise Systems, Inc. ("HFS") and National Lodging Corp., a Delaware corporation formerly known as National Gaming Corp. ("NALC").

     WHEREAS, pursuant to the Original Agreement, HFS provides NALC with certain corporate support services, including, without limitation, executive services, accounting services, management information systems services and employee benefits administration; and

     WHEREAS, the board of directors of NALC has determined that NALC's best interests would be served by pursuing investments in the lodging industry; and

     WHEREAS, in accordance with NALC's new investment strategy, the Board of Directors of NALC has appointed and hired officers and employees to provide certain corporate services that have been provided by HFS to NALC under the Original Agreement; and

     WHEREAS, the parties hereto desire to amend and restate the Original Agreement;

     NOW, THEREFORE, in consideration of the foregoing and of the mutual promises, covenants and conditions hereinafter contained, the parties hereto hereby agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

     Section 1.1 Definitions. As used in this Agreement, capitalized terms defined immediately after their use shall have the respective meanings thereby provided and the following terms shall have the meanings set forth below (in each case, such meaning to be equally applicable to both the singular and plural forms of the term defined). In addition, capitalized terms that are not otherwise defined in this Agreement shall have the meanings assigned to them in the Transfer and Distribution Agreement, dated as of November 22, 1994, between HFS and NALC (the "Distribution Agreement").

     Accounting Services: general internal accounting services substantially of the type provided by HFS to NALC immediately prior to the date of this Agreement.



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     Administrative   Services:   general  corporate   administrative   services
substantially of the type provided by HFS to NALC immediately prior to the date of this Agreement.

     Advisory Services: general advisory services in connection with all business acquisitions, financings and other transactions by NALC, including, without limitation, corporate or other acquisitions, mergers, consolidations, joint ventures and similar transactions considered by NALC, including assistance in site identification and selection, contract negotiation and analyses of and advice regarding the financing and structuring of proposed acquisitions, mergers, consolidations, joint ventures and other transactions, securities offerings, borrowings and recapitalizations.

     Change in Control: (i) during any period of not more than 24 months, individuals who at the beginning of such period constituted NALC's Board of Directors, together with any new directors (other than directors designated by any third party (other than either of Chartwell Leisure Associates L.P. II ("Chartwell") or FSNL LLC ("FSNL") or their Affiliates) who have entered into an agreement to effect a transaction of the type described in clause (ii) or (iii) below) whose election by the Board of Directors or nomination for such election was approved by a vote of at least a majority of the directors then still in office who were directors at the beginning of such period or whose election or nomination for election was previously so approved (other than approval given in connection with an actual or threatened proxy or election contest), cease for any reason to constitute at least a majority of NALC's Board of Directors; (ii) beneficial ownership of 50% or more of NALC's common stock (or other securities generally having the right to vote for the election of directors of NALC) shall be acquired by, or sold, assigned or otherwise transferred to, directly or indirectly (other than pursuant to a public offering), any third party or Group (other than Chartwell or FSNL or their Affiliates), whether by sale or issuance of common stock or otherwise; or (iii) NALC or any subsidiary of NALC shall sell, assign or otherwise transfer to any third party or Group (other than Chartwell or FSNL or their Affiliates), directly or indirectly, assets (including stock or other securities of subsidiaries) having a fair market value, book value or earning power of 50% or more of the assets of NALC and its subsidiaries taken as a whole.

     Corporate Services: general corporate support services consisting of the Accounting Services, Administrative Services, Employee Benefits Services, Executive Services, Financial Reporting Services, MIS Services and Treasury Services.

     Employee Benefits Services: general administration services substantially of the type provided by HFS to NALC immediately prior to the date of this Agreement with respect to employee benefit and compensation plans, programs and arrangements.

     Executive Services: services to be provided by HFS's executive officers and other senior employees in connection with the Corporate Services to be provided to NALC hereunder.



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     Financial Reporting Services: financial reporting services substantially of the type provided by HFS to NALC immediately prior to the date of this Agreement.

     Group: two or more persons who agree to act together for purposes of holding or acquiring securities, assets or control of NALC; provided, however, that the shareholders of a publicly-held company that is merged with or into NALC (or a subsidiary thereof) in a transaction approved by NALC's Board of Directors shall not be a Group with respect to any NALC securities received by such shareholders in connection with such transaction.

     MIS  Services:   general   management   information   processing   services
substantially of the type provided by HFS with respect to the Transferred Business prior to the Effective Date.

     Treasury Services: general treasury and cashier services substantially of the type provided by HFS to NALC immediately prior to the date of this Agreement.

                                   ARTICLE II

                         PROVISION OF ADVISORY SERVICES

     Section 2.1 Engagement of HFS. Subject to the terms and conditions of this Agreement, NALC hereby engages HFS to provide the Advisory Services during the term of this Agreement and HFS hereby agrees to provide the Advisory Services during the term of this Agreement.

     Section 2.2 Cooperation. NALC shall at all times during the term of this Agreement fully and actively cooperate with HFS in connection with HFS's performance of the Advisory Services.

                                   ARTICLE III

                         PROVISION OF CORPORATE SERVICES

     Section 3.1 Corporate Services to be Provided. Through September 30, 1996, HFS agrees to provide any or all of the Corporate Services that NALC reasonably requests HFS to perform. All such requests to perform the Corporate Services shall be made by NALC in writing.

     Section 3.2 Limitations on Corporate Services to be Provided. In providing Corporate Services hereunder, HFS and NALC agree that, except as otherwise provided in Section 3.3 of this Agreement, HFS shall not be required to provide Corporate Services to the extent that the nature or scope of such Corporate


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Services is greater than that which was provided by HFS to NALC immediately prior to the date of this Agreement.

     Section 3.3 Cooperation. NALC shall at all times during the term of this Agreement fully and actively cooperate with HFS in connection with HFS's performance of the Corporate Services.


                                   ARTICLE IV

                                FEES AND PAYMENT

     4.1 Corporate Services Fee; Payment. In consideration of the Advisory Services and Corporate Services to be provided by HFS to NALC hereunder, NALC shall pay to HFS an annual fee (the "Corporate Services Fee") in an amount equal to $1,500,000. The Corporate Services Fee shall be payable in advance in equal quarterly installments.

     Section 4.2 Expense and Tax Reimbursement. NALC agrees to promptly reimburse HFS for (i) all out-of-pocket costs and expenses (other than employee compensation and benefits) incurred by HFS in connection with providing Corporate Services hereunder and (ii) all federal, state and local taxes, excises or other charges (other than income taxes) that HFS becomes obligated to pay by reason of performing any Corporate Services hereunder. NALC's obligation to reimburse HFS for such out-of-pocket costs and expenses and taxes shall be in addition to its obligation to pay the Corporate Services Fee. NALC shall reimburse HFS for such out-of- pocket costs and expenses and taxes promptly upon receipt of HFS's invoice therefor.

                                    ARTICLE V

                                TERM: TERMINATION

     Section 5.1 Term of Agreement.  Subject to earlier termination  pursuant to
Section 5.2 or 5.3 below, this Agreement shall continue in full force and effect until the twenty-fifth anniversary of the Effective Date. The provisions of Sections 6.3, 6.4 and 6.5 of this Agreement shall survive the expiration or termination of this Agreement in perpetuity.

     Section 5.2 Termination by HFS. HFS shall have the right to terminate this Agreement at any time, without penalty or further obligation of HFS to NALC hereunder (other than any obligation arising out of a breach of this Agreement by HFS) and without prejudice to any accrued rights of HFS hereunder (including, without limitation, any right to damages arising out of a breach of this


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Agreement  by NALC and any right to fees and/or  expenses in respect of Advisory
Services and Corporate Services provided by HFS prior to such termination):

     (a) upon ninety days' written notice to NALC;

     (b) immediately upon a Change in Control;

     (c) upon thirty days' written notice to NALC if NALC is in material breach of any of its obligations hereunder, unless NALC remedies such breach within such thirty-day period or, in the case of a breach that cannot reasonably be remedied within a thirty-day period, NALC initiates and diligently pursues action that can reasonably be expected to remedy such breach within a reasonable period of time; or

     (d) immediately if NALC becomes bankrupt or insolvent or makes an assignment for the benefit of creditors, or if a receiver is appointed to take charge of NALC's business.

     Section 5.3 Termination by NALC. NALC shall have the right to terminate this Agreement at any time, without penalty or further obligation of NALC to HFS hereunder (other than any obligation arising out of a breach of this Agreement by NALC or any obligation to pay fees and/or expenses to HFS with respect to services provided by HFS prior to such termination) and without prejudice to any accrued rights of NALC hereunder (including, without limitation, any right to damages arising out of a breach of this Agreement by HFS):

     (a) upon thirty days' written notice to HFS if HFS is in material breach of any of its obligations, unless HFS remedies such breach within such thirty-day period or, in the case of a breach that cannot reasonably be remedied within a thirty-day period, HFS initiates and diligently pursues action that can reasonably be expected to remedy such breach within a reasonable period of time; or

     (b) immediately if HFS becomes bankrupt or insolvent or makes an assignment for the benefit of creditors, or if a receiver is appointed to take charge of HFS's business.


                                   ARTICLE VI

                           CERTAIN ADDITIONAL MATTERS

     6.1 Standard of Performance.

     (a) In all material respects, HFS will perform the Advisory Services and the Corporate Services in a competent manner, in accordance with applicable


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statutes,  rules and  regulations of  governmental  and  regulatory  authorities having jurisdiction. HFS shall be presumed to have met the standard of performance required by this Section 6.1(a) if it performs such services in accordance with its standard practices and procedures.

     (b) The Advisory Services and the Corporate Services shall be provided at HFS's offices in Parsippany, New Jersey or at such other location or locations as HFS may from time to time deem appropriate.

     (c) Performance of the Advisory Services and the Corporate Services shall include the assignment on a full or part-time basis of such executive, professional, managerial, administrative, technical and clerical employees of HFS as shall reasonably be deemed necessary by HFS.

     Section 6.2 Relationship of the Parties. In performing the Advisory Services and the Corporate Services, HFS shall at all times be an independent contractor, free to exercise its discretion and independent judgment as to the methods and means of performance hereunder. Nothing herein is intended, nor shall anything herein be construed or applied, to create a principal/agent or employer/employee relationship between HFS and NALC.

     Section 6.3 Confidentiality. HFS and NALC shall hold, and shall cause their respective officers, employees, agents, consultants and advisors to hold, in strict confidence unless compelled to disclose by judicial or administrative process or, in the opinion of independent legal counsel, by other requirements of law, all confidential or proprietary information concerning the other party or any of its Affiliates and furnished by such other party, its Affiliates or their respective representatives in connection with this Agreement (except to the extent that such information can be shown to have been (a) in the public domain through no fault of the party to whom such information was provided or
(b) later lawfully acquired from a third party not bound by an obligation or duty of confidentiality to HFS (or any of its Affiliates) or NALC (or any of its Affiliates), as the case may be). Each party shall be deemed to have satisfied its obligations under this Section 6.3 if it exercises the same care with respect to such confidential or proprietary information as it takes to preserve the confidentiality of its own similar information.

     Section 6.4 Indemnification.

     (a) HFS shall indemnify NALC against any claim or liability for wages of HFS personnel engaged in the performance of Advisory Services or Corporate Services or for taxes or related charges imposed upon such HFS personnel or upon their compensation, and against any claim or liability for failure by HFS to withhold any such taxes or charges from such compensation.

     (b) NALC agrees to indemnify, defend and hold harmless HFS, its subsidiaries and Affiliates and their respective directors, officers, employees, agents and representatives against any and all Losses incurred by any of them and arising out of (i) the performance by HFS of Advisory Services or Corporate Services, except to the extent that such Losses result from the gross negligence or willful misconduct of HFS or (ii) the breach by NALC of any of its obligations under this Agreement.

     (c) HFS agrees to indemnify, defend and hold harmless NALC, its subsidiaries and Affiliates and their respective directors, officers, employees, agents and representatives against any and all Losses incurred by any of them and arising out of the breach by HFS of any of its obligations under this Agreement.

     Section 6.5 Disclaimer of Warranties; Limitation of Liability.

     (a) EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREE MENT, HFS MAKES NO REPRESENTATION OR WARRANTY WHATSOEVER, EXPRESS OR IMPLIED, INCLUDING, BUT NOT LIMITED TO, ANY REPRESENTATION OR WARRANTY AS TO MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE, ARISING OUT OF THIS AGREEMENT OR THE SERVICES TO BE PROVIDED HEREUNDER.

     (b) In no event shall HFS or NALC be liable for any indirect, special or consequential damages arising out of or in connection with this Agreement.

     Section 6.6 Excuses for Nonperformance. If performance by HFS of any of the Advisory Services or Corporate Services is prevented, restricted, or interfered with in whole or in part by reason of any event or cause whatsoever beyond the reasonable control of HFS and NALC, then in any such event, HFS shall be excused from such performance to the extent of such prevention, restriction or interference, and the Corporate Services Fees payable to HFS by NALC in respect of such Advisory Services or Corporate Services shall be reduced proportionately.

     Section 6.7 Subcontracting. HFS will not subcontract to any third party the performance of any Advisory Services or Corporate Services without NALC's prior consent, which consent shall not be unreasonably withheld. Notwithstanding the foregoing, HFS shall be permitted to engage, in connection with the performance of the Advisory Services and the Corporate Services hereunder, such attorneys, independent accountants, financial advisors and consultants as HFS may, from time to time, deem necessary or appropriate.






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                                   ARTICLE VII

                                  MISCELLANEOUS


     Section 7.1 Complete Agreement. This Agreement shall constitute the entire agreement between HFS and NALC with respect to the subject matter hereof and shall supersede all previous negotiations, commitments, writings and understandings with respect thereto.

     Section 7.2 Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of New York (regardless of the laws that might otherwise govern under applicable principles of conflicts law) as to all matters, including, without limitation, matters of validity, construction, effect, performance and remedies.

     Section 7.3 Notices. All notices, requests, demands and other communications under this Agreement shall be in writing and, unless otherwise provided herein, shall be deemed to have been duly given (i) on the date of service if served personally on the party to whom notice is given, (ii) on the day of transmission if sent via facsimile transmission to the facsimile number given below, provided telephonic confirmation of receipt is obtained promptly after completion of transmission, (iii) on the business day after delivery to an overnight courier service, provided that receipt of delivery to the party to whom notice is to be given has been confirmed, or (iv) on the fifth day after mailing, provided receipt of delivery is confirmed, if mailed to the party to whom notice is to be given by first class mail, registered or certified, postage prepaid, properly addressed and return-receipt requested, to HFS or NALC, as the case may be, as follows:

          If to HFS:

                Hospital Franchise Systems, Inc.
                339 Jefferson Road
                Parsippany, New Jersey 07054
                Attn: General Counsel
                Fax No.: (201) 428-5269

          If to NALC:

                National Lodging Corp.
                605 Third Avenue
                New York, New York 10158
                Attn: General Counsel
                Fax No.: (212) 867-4644

          with a copy to:

                Battle Fowler LLP
                75 East 55th Street
                New York, New York 10022
                Attn: Martin L. Edelman
                Fax No.: (212) 856-7808



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Any party may change its address or fax number by giving the other party written notice of its new address in the manner set forth above.

     Section 7.4 Amendment and Modification. This Agreement may be amended, modified or supplemented only by written agreement of the parties.

     Section 7.5 Successors and Assigns. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties and their respective successors and permitted assigns, but neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by either party without the prior written consent of the other party.

     Section 7.6 No Third Party Beneficiaries. This Agreement is solely for the benefit of the parties hereto and is not intended to confer any rights or remedies upon any person other than the parties hereto, except to the extent that any of the persons identified in Section 7.4 may be entitled to indemnification hereunder.

     Section 7.7 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument.

     Section 7.8 Interpretation. The Article and Section headings contained in this Agreement are solely for the purpose of reference, are not part of the agreement of the parties and shall not in any way affect the meaning or interpretation of this Agreement. As used in this Agreement, the term "Person" shall mean and include an individual, a partnership, a joint venture, a corporation, a trust, an unincorporated organization and a government or any department or agency thereof.

     Section 7.9 Legal Enforceability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof. Any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision or any other provision hereof in any other jurisdiction.



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     IN WITNESS  WHEREOF,  the parties  hereto have caused this  Agreement to be executed and delivered as of the day and year first written above

                                             HFS INCORPORATED


                                             By:

     Name:

    Title:


                                             NATIONAL LODGING CORP.


                                             By:

     Name:

    Title: